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[LINCOLN FINANCIAL GROUP(R) LOGO]

                                                                 LAW DEPARTMENT
                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                              ONE GRANITE PLACE
                                                   CONCORD, NEW HAMPSHIRE 03301

                               FREDERICK C. TEDESCHI, ASSOCIATE GENERAL COUNSEL
                                                            Phone: 603-226-5105
                                                              Fax: 603-226-5448
                                                     Frederick.Tedeschi@LFG.com
April 2, 2007

The Lincoln National Life Insurance Company
One Granite Place
Concord, New Hampshire 03301

Re: Lincoln Life Variable Annuity Account JL-A
    The Lincoln National Life Insurance Company
    Registration Statement on Form N-4

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by The Lincoln National Life Insurance Company ("Lincoln Life"), on behalf of its Lincoln Life Variable Annuity Account JL-A (the "Separate Account"), of an initial Registration Statement on Form N-4 under the Securities Act of 1933 (the "Act") and an Amendment to Registration Statement under the Investment Company Act of 1940 (File No. 811-02188) (the "Registration Statement"). The Registration Statement covers an indefinite amount of interests under the variable portion of a variable annuity policy (the "Policy"), previously registered with the U. S. Securities and Exchange Commission. Premiums paid under the Policy may be allocated by Lincoln Life to the Separate Account in accordance with the owners' directions.

In the course of preparing this opinion, I have made such examination of law and have examined such records and documents as I considered appropriate as a basis for the opinion hereinafter expressed.

Based on such review, I am of the opinion that the variable annuity policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Lincoln Life, the depositor for the Separate Account.

I consent to the use of this opinion as an Exhibit to the Registration
Statement.

Sincerely,

/s/Frederick C. Tedeschi

Frederick C. Tedeschi
Associate General Counsel